Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Potential factors that could affect the Company’s financial results are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 28, 2014, and the Company’s Form 10-Q for the fiscal quarters ended March 29, 2015, June 28, 2015, and September 27, 2015. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2016
Gross margin
Non-GAAP gross margin	73%
Amortization of acquired intangible assets	(2)%
GAAP gross margin	71%

Operating margin
Non-GAAP operating margin (a)	33%
Stock-based compensation expense	(6)%
Amortization of acquired intangible assets	(2)%
GAAP operating margin	25%

Diluted earnings per share attributable to Illumina stockholders
Non-GAAP diluted earnings per share attributable to Illumina stockholders	$3.55 - $3.65
Amortization of acquired intangible assets	(0.32)
Non-cash interest expense (b)	(0.20)
Contingent compensation (c)	(0.02)
Headquarter relocation (d)	(0.01)
Incremental non-GAAP tax expense (e)	0.19
GAAP diluted earnings per share attributable to Illumina stockholders	$3.19 - $3.29
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(a) Operating margin implied at the mid-point of guidance provided for non-GAAP diluted earnings per share.

(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with an acquisition.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability and changes in estimate of such liability.

(e) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.